EXHIBIT 11


                                     COMPUTATION OF LOSS PER COMMON SHARE


                                                     FOR THE SIX                         FOR THE THREE
                                                     MONTHS ENDED                        MONTHS ENDED
                                                     FEBRUARY 28,                        FEBRUARY 28,
                                                1998             1999                1998              1999
                                            ------------     ------------        ------------      ------------

Basic:
  Net income (loss) attributable
   to common stockholders                   $   (271,727)    $     30,593        $   (221,165)     $   (350,990)
                                            ============     ============        ============      ============

  Weighted Average number
   of common shares outstanding               10,995,630       11,976,055          11,421,966        11,976,055
                                            ============     ============        ============      ============

  Income (loss) per common share            $       (.02)    $     *             $       (.02)     $       (.03)
                                            ============     ============        ============      ============

Diluted:
  Net income (loss) attributable
   to common stockholders                             --     $     30,593                  --                --
                                            ============     ============        ============      ============

  Weighted Average number
   of common shares outstanding                       --       13,910,952                  --                --
                                            ============     ============        ============      ============

  Income (loss) per common share                      --     $      *                      --                --
                                            ============     ============        ============      ============

----------
*   Less than  $(.01)/$ .01  per share